UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2007
Date of Report (Date of earliest event reported)

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 2 - 3590 West 41st Avenue, Vancouver, British Columbia, Canada	V6N 3E6
(Address of principal executive offices)	(Zip Code)

(604) 264-8274
Registrant’s telephone number, including area code

TapImmune Inc.
202-3590 West 41st Ave, Vancouver, British Columbia, Canada, V6N 3E6
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01	Other Events

In further reference to the Company’s previous Form 8-K dated December 5, 2007, the Company received a Notice of Allowance from the U.S. Patent and Trademark Office, dated January 11, 2008, in connection with its U.S. Patent Appln. No. 10/046,542, entitled “Method of Enhancing an Immune Response,” which has allowed claims that relate to methods for enhancing the cytotoxic T-lymphocyte response to tumor cells by introducing the transporters associated with antigen processing (“TAP”) molecule into the infected cell. U.S. Patent Appln No. 10/046,542 is considered a key patent application for the Company, as it describes a preferable delivery method for the TAP gene sequences and serves as the basis for further expansion of the Company’s technology.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Not applicable.

Investors are cautioned that trading in the securities of the Company should be considered highly speculative. No exchange, over-the-counter market or regulatory authority has in any way either approved or disapproved of the contents of this Current Report.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.

Date: January 22, 2008	By:	/s/ Denis Corin
Denis Corin
President, Chief Executive Officer and Principal Executive Officer

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